Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of GSE Systems, Inc. of our report dated March 31, 2022, with respect to the consolidated financial statements of the Company, included in the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Dixon Hughes Goodman LLP______

Tysons, Virginia
May 24, 2022